UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”) has approved an amended and restated employment agreement (the “Employment Agreement”) between the Company and its President and Chief Executive Officer, John P. Albright.  The Employment Agreement is effective as of May 20, 2015 and replaces the prior employment agreement of Mr. Albright dated June 30, 2011.

The material elements of the Employment Agreement are as follows:

•	Base Salary: Mr. Albright’s base salary is set at an annual rate of $500,000.

•
Performance Bonus:  For each fiscal year during his employment, Mr. Albright will be eligible to earn an annual bonus.  The bonus will vary between zero and 60% of Mr. Albright’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals as mutually agreed upon by Mr. Albright and the Board.

•
Employee Benefit Programs:  For the term of his employment, Mr. Albright is eligible to participate in any retirement plan, insurance or other employee benefit plan that is maintained at that time by the Company for its senior executive employees, including programs of life, disability, medical and dental insurance.

•
Termination and Severance Benefits:  If Mr. Albright’s employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.  If, after a change in control of the Company (as defined in the Employment Agreement), Mr. Albright’s employment is terminated by the Company other than for cause or Mr. Albright voluntarily terminates employment for good reason (as defined in the Employment Agreement), he will receive separation pay in an amount equal to 200% of his then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

•
Corporate Opportunity/Competition:  During Mr. Albright’s employment with the Company, he will submit to the Board all business, commercial and investment opportunities or offers presented to him or of which he becomes aware which relate to the scope of the current business engaged in by the Company, and will not accept or pursue, directly or indirectly, any corporate opportunities on his own behalf.  In addition, Mr. Albright will not, directly or indirectly (a) during the one year period following the voluntary termination of his employment or the termination of his employment by the Company for cause, compete with the Company within the scope of the Company’s business of real estate in the Volusia County, Florida, area, or by rendering services to any entity engaged in a joint venture or similar project with the Company, if any, and (b) during the six month period following the voluntary termination of his employment or the termination of his employment by the Company for cause, compete with the Company within the scope of any other then-current business of the Company, if any.

In connection with Mr. Albright’s Employment Agreement, the Board has authorized grants of the following equity awards, effective May 20, 2015:

•
Non-Qualified Stock Option Award:  Pursuant to the Nonqualified Stock Option Award Agreement dated May 20, 2015 between the Company and Mr. Albright (the “Stock Option Award Agreement”), Mr. Albright was granted an option to purchase 40,000 shares of Company common stock under the Company’s Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”), with an exercise price per share equal to $55.62, the fair market value on the grant date.  Approximately one-third of the option award will vest on each of January 28, 2016, January 28, 2017 and January 28, 2018, provided Mr. Albright is an employee of the Company on those dates.  In addition, any unvested portion of the option award will vest upon a change in control.  The option award expires on the earliest of (a) January 28, 2025, (b) twelve months after Mr. Albright’s death or termination for disability, or (c) thirty days after the termination of Mr. Albright’s employment for any reason other than death or disability.

•
Restricted Share Award:  Pursuant to the Restricted Share Award Agreement dated May 20, 2015 between the Company and Mr. Albright (the “Restricted Share Award Agreement”), Mr. Albright was granted 94,000 shares of restricted Company common stock under the 2010 Plan.  The restricted shares will vest in seven tranches upon the price per share of Company common stock during the term of Mr. Albright’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding target trailing 30-day average closing prices ranging from $60 per share for the first increment to $90 per share for the final increment.  The number of shares available to vest in the first two tranches of the vesting are 2,000 each and the share price for each vesting is the same as the price per share of the final two tranches of the original restricted shared award granted to Mr. Albright in 2011. The number of shares available to vest in the remaining five tranches equals 18,000 each. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to January 28, 2021, that increment of the restricted share grant will be forfeited.

The foregoing descriptions of the Employment Agreement, the Stock Option Award Agreement and the Restricted Share Award Agreement are qualified in their entirety by the text of the Employment Agreement, the Stock Option Award Agreement and the Restricted Share Award Agreement, copies of which are attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement by and between Consolidated-Tomoka Land Co. and John P. Albright, made and entered into as of May 20, 2015.

10.2	Nonqualified Stock Option Award Agreement between Consolidated-Tomoka Land Co. and John P. Albright, made and entered into as of May 20, 2015.

10.3	Restricted Share Award Agreement by and between Consolidated-Tomoka Land Co. and John P. Albright, made and entered into as of May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015
Consolidated-Tomoka Land Co. By: /s/Mark E. Patten Mark E. Patten Senior Vice President and Chief Financial Officer